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                                                                    EXHIBIT 99.2










                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                                NOROB GROUP, INC.


                                       AND


                                U.S. VISION, INC.


                                   DATED AS OF


                                  JULY 2, 2001


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                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 2, 2001, is by and between NORUB Group, Inc., a Delaware corporation (the "Purchaser"), and U.S. Vision, Inc., a Delaware corporation (the "Company"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in Appendix A attached hereto.

                                   BACKGROUND

                  WHEREAS, the respective boards of directors of the Purchaser and the Company have approved and declared advisable the Merger of the Purchaser with and into the Company upon the terms and subject to the conditions set forth in this Agreement, with the Company surviving the Merger; and

                  WHEREAS, also in furtherance of such acquisition, the respective Boards of Directors of the Purchaser and the Company have approved this Agreement and the Merger in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Company's Board of Directors has determined that the consideration to be paid for each of the Shares, the Options and the Warrants in the Merger is fair to the holders of such Shares, Options and Warrants and has resolved to recommend that the holders of such Shares, Options and Warrants, as applicable, approve the Merger and this Agreement upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Company and the Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and the Purchaser shall consummate a merger pursuant to which (i) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (ii) the Company shall be the surviving company in the Merger (the "Surviving Company") and shall continue to be governed by the laws of the State of Delaware, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.1. Pursuant to the Merger, (x) the Certificate of Incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit A and, as so amended, shall be the Certificate of Incorporation of the Surviving Company until thereafter amended as provided by law and such Certificate of Incorporation, and (y) the By-Laws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Company until thereafter amended as provided by law, by such Certificate of Incorporation or by such By-Laws. The Merger shall have the effects specified in the DGCL.


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                  Section 1.2 Effective Time. On the Closing Date (as defined below), the parties shall cause the Merger to be consummated by causing a Certificate of Merger with respect to the Merger to be executed and filed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the time of filing of the Certificate of Merger or at such later time as is specified therein.

                  Section 1.3 Closing. The closing of the Merger shall take place at 10:00 a.m. on a date to be agreed upon by the parties, and if such date is not agreed upon by the parties, the Closing shall occur on the second business day after satisfaction or waiver of all of the conditions set forth in
Article VI, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions (the "Closing Date"), at the offices of Ballard Spahr Andrews & Ingersoll, LLP 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103, or at such other time, date or place as the parties may agree.

                  Section 1.4 Directors and Officers of the Surviving Company. The members of the Board of Directors of the Purchaser immediately prior to the Effective Time and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the members of the Board of Directors and officers, respectively, of the Surviving Company until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-Laws of the Surviving Company. If, at the Effective Time, a vacancy shall exist on the Company's Board of Directors or in any office of the Surviving Company, such vacancy may thereafter be filled in the manner provided by law.

                  Section 1.5 Subsequent Actions. If at any time after the Effective Time the Surviving Company will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Purchaser acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and members of the Board of Directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Purchaser, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

                                   ARTICLE II

                      EFFECT OF THE MERGER ON SECURITIES OF
                          THE PURCHASER AND THE COMPANY

                  Section 2.1 Cancellation of Company Common Stock Owned by the Purchaser. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all shares of Company Common Stock that are held by the Purchaser shall be canceled and retired and shall cease to exist without any consideration paid with respect thereto.

                  Section 2.2 Conversion of Certain Company Common Stock for Merger Consideration; Converted Shares; Treasury Shares.


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                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Company Common Stock outstanding immediately prior to the Effective Time (other than Treasury Shares and Dissenting Shares, if any) shall automatically be converted into the right to receive, and each certificate which immediately prior to the Effective Time represented a share of such Company Common Stock shall evidence solely the right to receive, $4.25 , to be paid in cash (the "Merger Consideration") upon surrender of the certificates formerly representing Company Common Stock as provided in Section 2.4.

                  (b) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Converted Share shall be converted into and shall become one duly authorized, validly issued, fully paid and non-assessable share of the Surviving Company Common Stock upon the surrender of the certificates previously representing such Converted Shares.

                  (c) All Treasury Shares shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and no consideration shall be paid with respect thereto.

                  Section 2.3  Options and Warrants.

                  (a) Except as provided in Section 2.3(b) below, as of the Effective Time, each outstanding Option and Warrant granted by the Company, whether or not then exercisable, shall be canceled by the Company, and as of the Effective Time, each former holder thereof shall be entitled to receive from the Surviving Company in consideration of such cancellation an amount (the "Net Amount") equal to the product of (i) the number of shares of Company Common Stock subject to such Option or Warrant, as applicable, at the time of such cancellation and (ii) the excess, if any, of the Merger Consideration per share over the exercise price per share subject to such Option or Warrant, as applicable, at the time of such cancellation, reduced by the amount of withholding or other taxes required by law to be withheld, payable in cash..

                  (b) Notwithstanding the foregoing, as of the Effective Time, any Options or Warrants owned by the following members of the Company's senior management team, William A. Schwartz, Jr., George T. Gorman, Gayle E. Schmidt and George E. McHenry, Jr., shall be cancelled by the Company, as of the Effective Time, and the former holder thereof shall be entitled to receive from the Surviving Corporation in consideration of such cancellation payment in the form of unsecured, subordinated promissory notes in such amount and on such terms as are acceptable to Purchaser and those members of the Company's senior management team named above.

                  (c) The Company shall take all steps to ensure that following the Effective Time neither it nor any of its Subsidiaries is or will be bound by any of the Options or Warrants or any other options, warrants, rights or agreements which would entitle any Person to own any capital stock of the Company or any of its Subsidiaries or to receive any payment in respect thereof. Notwithstanding any other provision of this Section 2.3 to the contrary, payment of the Net Amount shall be withheld with respect to any Option or Warrant, as applicable, until the holder of such Option or Warrant, as applicable, shall have delivered to the Company a consent to the foregoing cancellation and payment, in a form reasonably satisfactory to the Purchaser or the Surviving Company.

                  (d) Except as may be otherwise agreed to by the Purchaser and the Company, the Company shall take all actions that are necessary or appropriate so that all stock option or other equity-based plans established by the Company or any of its Subsidiaries shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any


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capital stock or other interest in respect of the capital stock of the Company or any Subsidiary, or for payments based on the value of any such capital stock, shall be deleted, terminated and of no further force or effect as of the Effective Time.

                  (e) Prior to the Effective Time, the Board of Directors (or, if appropriate, any applicable committee) of the Company shall adopt such resolutions or use reasonable efforts to take such actions as are necessary, subject, if necessary, to obtaining consents of the holders of the Options and Warrants, as applicable, to carry out the terms of this Section 2.3.

                  Section 2.4  Exchange of Certificates.

                  (a) Paying Agent. The Purchaser shall designate a bank or trust company to act as agent for the holders of the Shares in connection with the Merger to receive in trust the funds to which holders of the Shares shall become entitled pursuant to Section 2.2 (the "Paying Agent"). Substantially contemporaneously with the Effective Time, the Purchaser shall deposit, or cause to be deposited, with the Paying Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.2. Such funds shall be invested as directed by the Purchaser or the Surviving Company pending payment thereof by the Paying Agent to holders of the Shares. Earnings from such investments shall be the sole and exclusive property of the Purchaser and the Surviving Company, and no part of such earnings shall accrue to the benefit of holders of Shares.

                  (b)      Exchange Procedures.

                           (i) As soon as reasonably practicable after the
Effective Time, and using its reasonable best efforts to do so within three (3) Business Days thereafter, the Paying Agent shall mail to each holder of record of an outstanding certificate or certificates that immediately prior to the Effective Time represented shares of Company Common Stock (other than Treasury Shares and Dissenting Shares, if any), (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of such certificates to the Paying Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as the Purchaser may specify) and (B) instructions for use in effecting the surrender of each certificate in exchange for payment of the Merger Consideration. Upon surrender of a certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Purchaser or the Surviving Company, together with such letter of transmittal, duly executed, the holder of such certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such certificate, and the certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrue on the Merger Consideration.

                           (ii) If payment of the Merger Consideration is to be
made to a person other than the person in whose name the surrendered certificate is registered, it shall be a condition of payment that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate surrendered or shall have established to the satisfaction of the Surviving Company that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.4, each certificate shall be deemed, for all corporate purposes, at any time after the Effective Time, to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.4.

                           (iii) In the event any certificate shall have been
lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or


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destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article II; provided that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Company a bond in such sum as it may direct or otherwise indemnify the Surviving Company in a manner satisfactory to it against any claim that may be made against the Surviving Company with respect to the certificate claimed to have been lost, stolen or destroyed.

                           (iv) Until surrendered as contemplated by this
Section 2.4, each certificate formerly representing the Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration for each such share of Company Common Stock.

                           (v) Subject to the provisions of the DGCL, all cash
paid upon the surrender for exchange of certificates formerly representing shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares exchanged for cash theretofore represented by such certificates.

                  (c) Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock and warrant transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of the Shares or Warrants on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of the Shares or Warrants, as the case may be, outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares or Warrants, as the case may be, except as otherwise provided for herein or by applicable law.

                  (d) Termination of Fund; No Liability. At any time following the day which is six (6) months after the Effective Time, the Surviving Company shall be entitled to require the Paying Agent to deliver to it any funds (including any earnings received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of certificates, and thereafter such holders shall be entitled to look only to the Surviving Company (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Company nor the Paying Agent shall be liable to any holder of a certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 2.5  Dissenting Shares.

                  (a) Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into or represent a right to receive cash pursuant to Section 2.2, but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

                  (b) Notwithstanding the provisions of Section 2.5(a), if any holder of Shares who demands appraisal of his or her Shares under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) his or her right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.2, without interest, upon surrender of the certificate or certificates representing such Shares pursuant to Section 2.4.


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                  (c) The Company shall give the Purchaser (i) prompt notice of any written demands for payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served on the Company pursuant to the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of the Purchaser, the Company shall not voluntarily make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands.

                  Section 2.6 Withholding Rights. The Purchaser and the Surviving Company shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Warrants or Options such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

                                   ARTICLE III

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

                  Except as set forth in the Disclosure Schedule attached hereto as Exhibit B (each section of which qualifies only the correspondingly numbered representation and warranty as specified therein), the Company represents and warrants to the Purchaser that:

                  Section 3.1  Organization; Qualification.

                  (a) Each of the Company and the Subsidiaries (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its state of incorporation and (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

                  (b) Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions listed in the Disclosure Schedule, which include every jurisdiction in which the property owned, leased or operated by it or the conduct of its business makes such qualification or licensing necessary, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

                  (c) The Company has, prior to the date of this Agreement, made available to the Purchaser true, complete and correct copies of the Company's Certificate of Incorporation, as amended, and the Company's By-Laws, as amended, and the comparable governing documents of each of the Subsidiaries, in each case as amended and in full force and effect as of the date of this Agreement. The respective Certificates of Incorporation and By-Laws or other organizational documents of the Subsidiaries do not contain any provision limiting or otherwise restricting the ability of the Company to control any of the Subsidiaries.


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                  Section 3.2  Capitalization.

                  (a) As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares in the aggregate, 15,000,000 shares of which are of Common Stock, of which 7,802,942 shares are issued and outstanding, and 1,700,520 shares are reserved for issuance pursuant to the Company's stock option plans or pursuant to securities exercisable for, or convertible into or exchangeable for shares, of Common Stock, and 5,000,000 shares of which are preferred stock, none of which are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth in the Disclosure Schedule, there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries.

                  (b) There are no voting trusts or other agreements or understandings to which the Company or any Subsidiary is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

                  (c) Following the Effective Time, no holder of the Options or of Warrants, as applicable, shall have any right to receive shares of Common Stock of the Surviving Company upon exercise of the Options or the Warrants, as applicable.

                  Section 3.3 Subsidiaries. The Disclosure Schedule sets forth the name, jurisdiction of incorporation and capitalization of each Subsidiary and the jurisdictions in which each Subsidiary is qualified to do business. Other than the Subsidiaries listed on the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any Person. All the outstanding capital stock of each Subsidiary, is owned directly or indirectly by the Company (other than directors' qualifying shares in foreign jurisdictions) free and clear of all Liens, is validly issued, fully paid and nonassessable and is not subject to, nor was issued in violation of, any preemptive rights. There are no outstanding options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Subsidiary to any Person except the Company or any Wholly-Owned Company Subsidiary.

                  Section 3.4 Authorization; Validity of Agreement; Company Action. The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the Stockholder Approval in respect of the Merger, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions, have been duly authorized by the Board of Directors of the Company and, except for obtaining the Stockholder Approval as contemplated by Section 5.3, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation by it of the Transactions (other than the filing of the Certificate of Merger as required by


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the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by the Purchaser, is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  Section 3.5 Board Approvals Regarding Transactions. The Company's Board of Directors, at a meeting duly called and held, has unanimously
(i) determined that each of the Agreement and the Merger are fair to and in the best interests of the stockholders of the Company, (ii) resolved to recommend that the stockholders of the Company approve and adopt this Agreement and the Merger and (iii) consented to the transfer to Purchaser of all of the Shares, and none of the aforesaid actions by the Company's Board of Directors has been amended, rescinded or modified. No business combination, control share acquisition or other state takeover statute is applicable to the Merger or any of the other Transactions.

                  Section 3.6 Vote Required. The affirmative vote of a majority of the votes entitled to be cast on the Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. No vote of any class or series of the Company's capital stock is necessary to approve any of the Transactions other than the Merger.

                  Section 3.7  Consents and Approvals; No Violations.

                  (a) None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of the Company or similar organizational documents of any Subsidiary, (ii) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) or loss of any benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of the Subsidiaries under, any of the terms, conditions or provisions of any Company Agreement, or (iii) to the best knowledge of the Company, violate any order, writ, injunction, decree, statute, rule, regulation permit or license applicable to the Company, any Subsidiary or any of their properties or assets.

                  (b) None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement will require any filing or registration with, or permit, authorization, consent or approval of, or notice to any Governmental Entity or under any Company Agreement, except as disclosed in the Disclosure Schedule and except for (A) any required filing of a premerger notification and report form by the Company under the HSR Act, (B) the Governmental Approvals listed on Schedule 3.7 of the Disclosure Schedule, (C) the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions, (D) the Stockholder Approval and (E) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

                  Section 3.8 SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to the Purchaser, true and complete copies of, the Company SEC Documents filed prior to the date hereof. As of their respective dates and the date hereof the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or fail to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable


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requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The Company has heretofore provided the Purchaser with true and correct copies of all amendments and modifications to any Company SEC Documents which have not yet been filed with the SEC but that are required to be filed with the SEC in accordance with applicable federal securities laws and the SEC rules. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC or with any foreign Governmental Entity regulating the shares or other ownership interests of a publicly traded entity. The Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and consistent with the Company's past practices (except for changes in accounting principles as may be stated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material).

                  Section 3.9 No Undisclosed Liabilities. Except for liabilities and obligations reflected in the Balance Sheet (or in the notes thereto) and normal and recurring liabilities and obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, neither the Company nor any Subsidiary has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect or would be required to be reflected or reserved against in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) in accordance with GAAP.

                  Section 3.10 Absence of Certain Changes. Since the Balance Sheet Date, except as disclosed in the Company SEC Documents filed prior to the date hereof, (i) the Company and each Subsidiary have conducted their respective businesses only in the ordinary and usual course, (ii) there have not occurred any events or changes (including the incurrence of any liabilities of any nature, whether absolute, accrued, contingent or otherwise) having or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect and
(iii) the Company has not taken any action which would have been prohibited under Section 5.1 if such section applied to the period between the Balance Sheet Date and the date of execution of this Agreement.

                  Section 3.11 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any Governmental Entity pending or, to the knowledge of the Company after due inquiry, threatened against or involving or affecting the Company or any Subsidiary that, individually or in the aggregate, (i) is reasonably likely to have a Material Adverse Effect or (ii) is reasonably likely to impair the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the Transactions. Neither the Company nor any Subsidiary is subject to any judgment, order or decree which has had or which, insofar as can reasonably be foreseen, may have a Material Adverse Effect.

                  Section 3.12  Employee Benefit Plans.

                  (a) The Disclosure Schedule contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program


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(within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any ERISA Affiliate, or to which the Company or an ERISA Affiliate is a party, whether written or oral, for the benefit of any employee or former employee of the Company or any Subsidiary. Neither the Company, any Subsidiary nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of the Company or any Subsidiary.

                  (b) The Company has heretofore delivered to the Purchaser true and complete copies of each Plan and any amendments thereto (or if a Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.

                  (c) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability. No Plan is a Title II Plan and neither the Company nor any ERISA Affiliate has maintained, sponsored, contributed to or been required to contribute to a Title IV Plan during the five year period ending on the last day of the most recent plan year ended prior to the Closing Date.

                  (d) Neither the Company or any Subsidiary, any Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Subsidiary, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to
Section 4975 or 4976 of the Code.

                  (e) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

                  (f) Each Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified, and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

                  (g) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                  (h) No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of Section 162(a)(l), 162(m) or 280G of the Code.

                  (i) Other than as described in the Disclosure Schedule, the consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.


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                  (j) There are no pending, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

                  Section 3.13  Tax Matters; Government Benefits.

                  (a) The Company and the Subsidiaries have (A) duly filed (or there has been filed on their behalf) with the appropriate Governmental Entities all Tax Returns (as defined in Section 3.13(i)) required to be filed by them on or prior to the date hereof, other than those Tax Returns the failure of which to file are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with generally accepted accounting principles (or there has been paid or provision has been made on their behalf) for the payment of all Taxes shown to be due on such Tax Returns.

                  (b) There is no audit, examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company or the Subsidiaries, nor is the Company aware of any threatened action in this regard.

                  (c) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of the Subsidiaries, and no power of attorney granted by either the Company or any of the Subsidiaries with respect to any Taxes is currently in force.

                  (d) Neither the Company nor any of the Subsidiaries has entered into a closing agreement or any other similar agreement with a taxing authority relating to Taxes of the Company or any of the Subsidiaries with respect to a taxable period for which the statute of limitations is still open.

                  (e) The Company and the Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes.

                  (f) Neither the Company nor any of the Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.

                  (g) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                  (h) There are no liens relating to Taxes not yet due and payable.

                  (i) No consent under Section 341(f) of the Code has been filed with respect to the Company or any of the Subsidiaries.

                  (j) Neither the Company nor any of the Subsidiaries has any liability under Treasury Regulation Section 1.1502-6 for U.S. federal income Taxes of any Person other than the Company and the Subsidiaries.


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                  (k) The Disclosure Schedule sets forth: (i) the federal income tax basis of the Company and each of its Subsidiaries in its assets, and (ii) the amounts of any net operating loss carryover, net capital loss carryover, investment credit or other business credit carryover, foreign tax credit carryover, charitable contribution carryover and minimum tax credit carryover of the Company and each of its Subsidiaries for federal income tax purposes as of the end of the last taxable year of each such entity, and such amounts are true, correct and complete in all material respects.

                  (l) Except as set forth in the Disclosure Schedule, since January 1, 1995, no ownership change has been reported by the Company on any information statement that the Company has filed pursuant to Treas. Reg. Sec. 1.382-2T(a)(2)(ii).

                  (m) As of January 31, 2001, the Company had a net operating loss carryover of approximately $14,100,000, which will begin to expire in 2006. Prior to the consummation of the Merger, approximately $5,900,000 of that loss carryover is available to offset future taxable income without limitations and approximately $8,200,000 of that loss carryover is limited due to prior ownership changes. Upon the consummation of the Merger an ownership change will have occurred and all of the Company's then existing net operating losses will qualify for use on a restricted or limited basis under Internal Revenue Code
Section 382.

                  Section 3.14 Title to Properties; Encumbrances. Other than as set forth in the Disclosure Schedule, each of the Company and the Subsidiaries has good and marketable title to all the real properties owned by it and good title to all its leasehold interests (except for any fixtures which would be deemed to constitute leasehold interests) and other properties and assets, as reflected in the Balance Sheet, except for properties and assets sold since the date of the Balance Sheet in the ordinary course of business consistent with past practice, free and clear of all mortgages, title defects or objections, liens, claims, charges, security interests or other Liens, except, with respect to all such properties and assets, (i) Liens disclosed in the SEC Reports and Liens incurred in the ordinary course of business in connection with the purchase of property and assets effected after the date of the Balance Sheet and
(ii) Liens for current Taxes not yet due. The Company has provided to the Purchaser a true and complete list of all real property leased by the Company or any Subsidiary (collectively, the "Leases"). All such Leases are in full force and effect and there are no existing defaults by the Company or any Subsidiary thereunder.

                  Section 3.15 Environmental Laws. The Company and the Subsidiaries are and have been in compliance with all applicable Environmental Laws. Other than as set forth in the Disclosure Schedule, the Company and the Subsidiaries have obtained all licenses, permits, certificates and other authorizations and approvals required by any applicable Environmental Law. The Company is not aware of any environmental condition with respect to any of its properties which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiaries has, and the Company has no knowledge of any other person who has, caused any release, threatened release or disposal of any Hazardous Material at any of their properties or facilities. The Company has no knowledge that any of its or the Subsidiaries' properties or facilities are adversely affected by any release, threatened release or disposal of a Hazardous Material originating or emanating from any other property. Neither the Company nor any of the Subsidiaries has manufactured, used, generated, stored, treated, transported, disposed of, arranged for the disposal of, released, or otherwise managed any Hazardous Material at their properties or facilities. Neither the Company nor any of the Subsidiaries (i) has any liability for response or corrective action, natural resources damage, or any other harm pursuant to any Environmental Law, (ii) is subject to, has notice or knowledge of, or is required to give any notice of any environmental claim or (iii) has knowledge of any condition or occurrence which could form the basis of an Environmental Claim against the Company, any Subsidiary or any of their properties or facilities. The Company and the Subsidiaries'


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properties and facilities are not subject to any, and the Company has no knowledge of any, imminent restriction on the ownership, occupancy, use or transferability of their properties and facilities arising from any Environmental Law or release, threatened release or disposal of any Hazardous Material. There are no conditions or circumstances at any of their properties and facilities that pose a risk to the environment or the health or safety of any Person.

                  Section 3.16 Intellectual Property. Either the Company or a Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use the Company Intellectual Property, and the consummation of the Transactions will not alter or impair such ownership or rights to use in any material respect. To the knowledge of the Company after due inquiry, there are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings presently pending with respect to the Company Intellectual Property that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. To the Company's knowledge after due inquiry, the conduct of the business of the Company and the Company Intellectual Property do not infringe, conflict with or violate any Intellectual Property rights or any other proprietary right of any other Person, and neither the Company nor any Subsidiary has received any written notice from or is subject to any pending claim by any other Person challenging the right of the Company or any Subsidiary to use any material portion of the Company Intellectual Property. Neither the Company nor any Subsidiary has made any claim of a violation or infringement by others of its rights to or in connection with the Company Intellectual Property which is still pending.

                  Section 3.17 Compliance with Laws. Each of the Company and the Subsidiaries is in compliance with, has not violated and has not received any notice or claim (or had any action filed or commenced against it) alleging any violation of, any applicable law, rule or regulation of any Governmental Entity which affects the business, properties or assets of the Company and its Subsidiaries, and (ii) all licenses, permits, certificates and other authorizations and approvals required under such laws, rules and regulations have been duly obtained and are in full force and effect.

                  Section 3.18 Insurance. All material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company and each Subsidiary are in full force and effect, without premiums past due or pending notice of cancellation, and provide adequate insurance coverage for the properties and assets of the Company and each Subsidiary and their respective businesses as presently being conducted. There are no pending claims by the Company or the Subsidiaries, singly or in the aggregate, under such policies in excess of $50,000, which in any event are not in excess of the limitations of coverage set forth in such policies. The Company and the Subsidiaries have taken all actions reasonably necessary to insure that their independent contractors obtain and maintain adequate insurance. To the Company's knowledge, the provision or reserves reflected in the Balance Sheet are adequate for all risks for which the Company or any of its Subsidiaries self-insures.

                  Section 3.19 Material Agreements. Neither the Company nor any Subsidiary (i) has any Material Agreements other than those filed as exhibits to Company SEC Documents filed prior to the date hereof, copies of which have previously been provided to the Purchaser, or (ii) is restricted by agreement from carrying on its business anywhere in the world.

                  Section 3.20 Labor Matters. Except to the extent set forth in the Company SEC Documents, neither the Company nor any Subsidiary is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement with a labor union or organization, nor is any such agreement presently being negotiated. Neither the Company nor any Subsidiary is bound by any consent decree with, or citation by, any governmental agency relating to employees or employment practices. To the Company's knowledge after due inquiry,
(i) there is no organizational effort or question concerning


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representation presently being made or threatened by or on behalf of any labor union with respect to presently non-unionized employees of the Company or the Subsidiaries, (ii) the Company and all Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, (iii) there is no unfair labor practice complaint against the Company or any Subsidiary pending before the National Labor Relations Board,
(iv) there is no labor strike, dispute, walkout, slowdown, stoppage or lockout actually pending or threatened against or involving the Company or any Subsidiary, (v) no grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and, (vi) no collective bargaining agreement which is binding on the Company or any Subsidiary restricts any of them from relocating or closing any of their operations.

                  Section 3.21 Disclosure. The Proxy Statement at the date mailed to the Company's stockholders and at the time of the Special Meeting (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) will comply in all material respects with the provisions of applicable federal securities laws; provided, however, that no representation is made by the Company with respect to statements made therein based on information furnished by the Purchaser for inclusion in the Proxy Statement.

                  Section 3.22 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers', finder's, financial advisor's fee or other commission or similar fee in connection with any of the Transactions, other than the fees due to Janney Montgomery Scott LLC for its services in connection with the Transactions as set forth in the Disclosure Schedule.

                  Section 3.23 Disclaimer of Implied Representations and Warranties. Except for the representations and warranties given or made by the Company in this Agreement, or given or made in any other document, instrument or agreement executed by the Company pursuant to this Agreement, the Company hereby disclaims any and all implied representations and warranties with respect to the Company, the Shares, the Options and the Warrants.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

                  The Purchaser represents and warrants to the Company that:

                  Section 4.1 Organization; Capitalization. The Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has full corporate power and authority to carry on its business as now being conducted and to own the properties and assets it now owns.

                  Section 4.2 Authorization; Validity of Agreement; Necessary Action. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions, have been duly authorized by the Board of Directors and the stockholders of the Purchaser and, except for any further action which may need to be taken by the Purchaser in connection with the Financing Arrangements, no other corporate action on the part of the Purchaser is necessary to authorize the execution and delivery by the Purchaser of this Agreement or the consummation of the Transactions. This Agreement has been duly executed and delivered by the


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Purchaser and, assuming due and valid authorization, execution and delivery thereof by the Company, is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                  Section 4.3 Consents and Approvals; No Violations.

                  (a) None of the execution, delivery or performance of this Agreement by the Purchaser, the consummation by the Purchaser of the Transactions or compliance by the Purchaser with any of the provisions of this Agreement will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of the Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) or loss of any benefit under, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule, regulation, permit or license applicable to the Purchaser or any of its properties or assets, except in the case of the foregoing clauses (ii) and (iii) such violations, breaches, defaults, losses of creations of Liens that, individually or in the aggregate, are not reasonably likely to impair the ability of the Purchaser to perform its obligations under this Agreement.

                  (b) None of the execution, delivery or performance of this Agreement by the Purchaser, the consummation by the Purchaser of the Transactions or compliance by the Purchaser with any of the provisions of this Agreement will require any filing or registration with, or permit, authorization, consent or approval of, or notice to any Governmental Entity, except for (A) any required filing of a premerger notification and report form by the Company under the HSR Act, (B) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions, (C) the approval of the Purchaser's stockholders, if required, as set forth in Section 4.2 hereof , (D) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (E) such filings, registrations, permits, authorizations, consents, approvals and notices as may be required in connection with the Financing Arrangements.

                  Section 4.4 Information in Proxy Statement. None of the information furnished by the Purchaser expressly for inclusion in the Proxy Statement will, on the date mailed to stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

                  Section 4.5 Purchaser's Operations. The Purchaser was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

                  Section 4.6 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is entitled or will be entitled to any brokers', finders', or financial advisor's fee or other commission or similar fee in connection with any of the Transactions.

                  Section. 4.7 Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC such preliminary proxy statement (the "Proxy Statement") as shall be necessary in order to seek a vote of its shareholders on the Transaction. Each party shall provide promptly to the other party all information concerning its (and its subsidiaries')


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business, financial condition and affairs as may be necessary or reasonably required in connection with the preparation or filing of the Proxy Statement and shall otherwise cooperate and cause its representatives to cooperate with the other party's representatives in the preparation and filing of such Proxy Statement. The Company and the Purchaser shall use all reasonable efforts to cause the Proxy Statement to be completed as soon as practicable and to distribute copies of the proxy statement to the stockholders of the Company. After the execution of this Agreement and prior to the mailing of the Proxy Statement, and thereafter until the Closing Date, the Company and Purchaser shall promptly advise each other of any facts which should be set forth in an amendment or supplement to the Proxy Statement.

                                    ARTICLE V

                                    COVENANTS

                  Section 5.1 Interim Operations of the Company. The Company covenants and agrees that during the period from the date of this Agreement to the Effective Time, except (i) as expressly contemplated by this Agreement, (ii) as set forth in the Disclosure Schedule, or (iii) as agreed in writing by the Purchaser after the date hereof, the Company shall, and shall cause each of its Subsidiaries to, conduct its businesses only in the usual, regular and ordinary course and substantially in the same manner as heretofore conducted, use its reasonable best efforts to (A) preserve its business organization intact, (B) keep available the services of its current officers and employees, and (C) maintain its existing relations with customers, suppliers, creditors, business partners and others having business dealings with it, to the end that the goodwill and ongoing business of each of them shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and subject to exceptions set forth in clauses (i) through (iii) above, during the period from the date of this Agreement to the Effective Time the Company shall not and shall not permit any Subsidiary to:

                  (a) (i) amend or propose to amend its Certificate of Incorporation or By-Laws or similar organizational documents (other than in the case of any Wholly-Owned Company Subsidiary), (ii) except as required for issuances of any class or series of its capital stock by any directly or indirectly Wholly-Owned Company Subsidiary to its parent in the ordinary course of business consistent with past practice, issue, sell, grant, transfer, or subject to any Lien any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, or any stock or phantom appreciation rights or performance share awards or other rights to receive Shares other than (x) the issuance of Shares reserved for issuance on the date hereof pursuant to the exercise in accordance with their present terms of (A) Options and (B) Warrants, in each case to the extent outstanding on the date hereof and (y) the issuance of Shares in accordance with past practice pursuant to the terms of the Company's stock option plan as in effect on the date of this Agreement, (iii) declare, set aside or pay any dividend or make any other actual, constructive or deemed distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock, other than the declaration, setting aside or payment of cash dividends from any Wholly-Owned Company Subsidiary to its parent consistent with past practice,
(iv) split, combine or reclassify any shares of any class or series of its stock or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

                  (b) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Subsidiary (other than the Merger);


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                  (c) (i) incur or assume any long-term debt or incur or assume any short-term indebtedness, (ii) modify the terms of any indebtedness or other liability, other than under its existing line of credit and modifications of short term debt in the ordinary course of business consistent with past practice, (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, the Company or any of its directly or indirectly Wholly-Owned Company Subsidiaries, enter into any "keep well" or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than inter-company indebtedness between the Company and any of its Wholly-Owned Company Subsidiaries or between such Subsidiaries);

                  (d) (i) make or agree to make any capital expenditures in excess of five (5%) over the prior fiscal year, (ii) enter into any agreement that would be a Material Agreement had such agreement been entered into prior to the date hereof, (iii) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims or (iv) enter into any agreement, understanding or commitment that restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any of its Subsidiaries' activities;

                  (e) (i) enter into any collective bargaining agreement, (ii) increase by greater than five (5%) over the prior fiscal year the compensation, including bonuses, payable or to become payable to any of its officers (i.e. vice presidents and above) or directors, (iii) enter into or amend any employment, severance, retention, consulting, termination or other agreement with, or grant any additional retention, severance or termination pay to, any of its officers, directors or employees, (iv) adopt any plan, arrangement or policy which would become a Plan if such adoption would create or increase any liability or obligation on the part of the Company or any Subsidiary or, except as required by law, amend any Plan, (v) amend the terms of any Option, (vi) change the manner in which contributions to any pension or retirement plan are made or the basis on which such contributions are determined (including actuarial assumptions used to calculate funding obligations) or (vii) make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

                  (f) acquire or enter into any agreement or transaction relating to the acquisition, by merger, consolidation with or the purchase of a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof;

                  (g) transfer, lease (as lessor), license (as licensor), sell, dispose of or subject to any Lien (including securitization) any assets, except in the ordinary course of business; or

                  (h) pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice, of claims, liabilities or obligations reflected or disclosed in the Balance Sheet (or the notes thereto) or incurred since the Balance Sheet Date;

                  (i) permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated without notice to Purchaser;


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                  (j) (i) change any of the accounting methods used by it unless required by GAAP or (ii) make any material tax election or change any material tax election already made, adopt any material tax accounting method, change any material tax method unless required by GAAP or any governmental authority or regulation, enter into any closing agreement or settle or compromise any material Tax claim or assessment or waive the statute of limitations in respect of any such material Tax claim or assessment;

                  (k) take, or agree to commit to take, any action which it believes when taken would cause any representation or warranty of the Company contained herein that is qualified as to materiality from being untrue or inaccurate in any respect or any such representation or warranty that is not so qualified from being untrue or inaccurate in any material respect or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms of this Agreement or materially delay such consummation; and

                  (l) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

                  Section 5.2  No Solicitation of Competing Transaction.

                  (a) Neither the Company nor any Subsidiary or Affiliate of the Company shall (and the Company shall not authorize or permit the officers, directors, employees, representatives and agents of the Company, each Company Subsidiary and each Affiliate of the Company, including, but not limited to, investment bankers, attorneys and accountants, to), directly or indirectly through any other Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate any Acquisition Proposal, or afford access to the properties, books or records of the Company or any of its Subsidiaries to any Person or group in connection with any Acquisition Proposal, or (ii) participate in or initiate discussions or negotiations concerning any Acquisition Proposal; provided, however, that nothing contained in this Section 5.2 or any other provision hereof shall prohibit the Company or the Company's Board of Directors from (A) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (B) making such disclosure to the Company's stockholders as, in the good faith judgment of the Company's Board of Directors, after receiving advice from outside counsel, is required under applicable law, provided that the Company may not, except as permitted by Section 5.2(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend any Acquisition Proposal, or enter into any letter of intent, agreement in principle or agreement concerning any Acquisition Proposal. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the date of the Special Meeting the Company may furnish information concerning its business, properties or assets to any Person or group pursuant to customary confidentiality agreements, and may negotiate and participate in discussions and negotiations with such Person or group concerning a Superior Proposal if: (x) such Person or group has, on an unsolicited basis (and otherwise in the absence of a breach by the Company of the provisions of this Section 5.2(a)), submitted a bona fide written proposal to the Company's Board of Directors relating to any such Superior Proposal which the Company's Board of Directors determines in good faith represents a superior transaction to the Merger and, in the good faith judgement of the Company's Board of Directors, after receipt of advice from the Company's financial advisors, for which financing is committed or which such entity or group has the financial capacity to consummate, and (y) in the good faith judgement of the Company's Board of Directors such action is required to discharge the fiduciary duties of Company's Board of Directors to the Company's stockholders under applicable law, determined only after receipt of (i) a written opinion from the Company's investment banking firm that the Superior


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Proposal is superior, from a financial point of view, to the Merger, and (ii)
the legal advice of independent legal counsel to the Company that the failure to provide such information or access or to engage in such discussions or negotiations would cause the Company's Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law.

                           The Company will immediately notify the Purchaser of
the existence of any request for information, proposal, discussion, negotiation or inquiry received by the Company, and the Company will immediately communicate to the Purchaser the terms of any proposal, discussion, negotiation or inquiry which it may receive (and will immediately provide to the Purchaser copies of any written materials received by the Company in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company will keep the Purchaser informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal. The Company will promptly provide to the Purchaser any non-public information concerning the Company provided to any other party which was not previously provided to the Purchaser.

                  (b) Except as set forth below in this subsection (b), neither the Company's Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by the Company's Board of Directors or any such committee this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) cause the Company (or any Subsidiary) to enter into any letter of intent, agreement in principle or agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, the Company's Board of Directors, in response to a Superior Proposal which was not solicited by the Company and which did not otherwise result from a breach of Section 5.2(a), may terminate this Agreement in order to enter into a letter of intent, agreement in principle or agreement with respect to a Superior Proposal, but only at a time that is prior to the date of the Special Meeting and is after the fifth (5th) business day following the Purchaser's receipt of written notice from the Company advising the Purchaser that the Company's Board of Directors has received a Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal; provided, however, that prior to such termination the Company shall have caused its financial and legal advisors to negotiate with the Purchaser; and, provided, further, however, that prior to such termination the Purchaser has not made an offer that the Company's Board of Directors determines in good faith after consulting with its financial advisors is at least as favorable to the stockholders of the Company as the Superior Proposal which the Company proposes to accept.

                  Section 5.3  Stockholders' Meeting.

                  (a) The Company, acting through its Board of Directors, shall, in accordance with applicable law, as promptly as practicable following the execution of this Agreement:

                           (i) duly call, give notice of, convene and hold a
special meeting of its stockholders for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement (the "Special Meeting");

                           (ii) prepare and file with the SEC a preliminary form
of the Proxy Statement relating to the Merger and this Agreement (which Proxy Statement shall include all information concerning the Company and the Purchaser required to be set forth therein pursuant to the Exchange Act) and use its best efforts to obtain and furnish the information required by the SEC to be included in the


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Proxy Statement and, after consultation with the Purchaser, to respond promptly to any comments made by the SEC with respect to the preliminary proxy;

                           (iii) file a definitive form of the Proxy Statement
reflecting compliance with comments and requests of the SEC in accordance with the Exchange Act as the Company and the Purchaser shall deem appropriate;

                           (iv) cause a definitive Proxy Statement, including
any amendment or supplement thereto to be mailed to its stockholders, provided that no amendment or supplement to such Proxy Statement will be made by the Company without consultation with the Purchaser and its counsel and shall include therein (A) the recommendation of the Company's Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement, except as may be otherwise required for Company's Board of Directors to comply with its fiduciary duties to stockholders imposed by law as advised by independent legal counsel, and (B) the Fairness Opinion;

                           (v) use all reasonable efforts to solicit from its
stockholders proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of the Purchaser, advisable to secure any vote of its stockholders required under the DGCL and its Certificate of Incorporation and By-Laws to effect the Merger.

                  (b) The Purchaser will provide the Company with the information concerning the Purchaser and its Affiliates required by the Exchange Act to be included in the Proxy Statement.

                  (c) Each of the Company and the Purchaser shall consult and confer with the other and the other's counsel regarding the Proxy Statement and each shall have the opportunity to comment on such Proxy Statement and any amendments and supplements thereto before the Proxy Statement, and any amendments or supplements thereto, are filed with the SEC or mailed to Company stockholders. Each of the Company and the Purchaser will provide to the other copies of all correspondence between it (or its advisors) and the SEC relating to the Proxy Statement. The Company and the Purchaser agree that all telephonic calls and meetings with the SEC regarding the Proxy Statement and the Transactions shall include representatives of each of the Company and the Purchaser.

                  (d) The Purchaser shall vote, or cause to be voted, all Shares owned by the Purchaser in favor of the approval of the Merger and the approval and adoption of this Agreement.

                  Section 5.4 Access to Information. The Company shall (and shall cause each Subsidiary to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of the Purchaser, full access during the period prior to the Effective Time, to all of its officers, employees, accountants, properties, offices and other facilities, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Purchaser
(a) a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of federal securities laws and
(b) all other information concerning its business, properties and personnel as the Purchaser may reasonably request. Access shall include the right to conduct such environmental studies as the Purchaser, in its discretion, shall deem appropriate. The rights and obligations of the Purchaser hereunder, whether based on the Company's representations, warranties, covenants and obligations or any facts or circumstances applicable to the conditions to the Purchaser's obligations hereunder, will not be affected by any investigation conducted by the Purchaser or any knowledge acquired (or capable of being acquired) by the Purchaser at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or


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compliance with any such representation, warranty, covenant or obligation, or the existence or non-existence of any applicable fact or circumstance.

                  Section 5.5  All Reasonable Efforts.

                  (a) Subject to the terms and conditions of this Agreement, the Purchaser and the Company agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate and make effective the Merger and the other Transactions as promptly as practicable following the execution hereof, including the taking of all actions necessary to obtain all approvals, consents, orders, exemptions or waivers of or by any third party.

                  (b) Subject to the terms and conditions of this Agreement and to any applicable laws, the parties hereto shall:

                           (i) as promptly as practical after the execution of
this Agreement, (A) file any required notification with respect to the Merger and the other Transactions with any other Governmental Entity and (B) thereafter promptly respond to all inquiries or requests for information or documents received from any Governmental Entity;

                           (ii) in connection with the Merger and other
Transactions, (A) consult with each of the parties with respect to all filings to be made by any party to a Governmental Entity and any information which may be supplied by any party to a Governmental Entity; (B) promptly make any required submissions under the HSR Act other than those referred to in clause
(i) above and promptly respond to all inquiries or requests received from the FTC or the Department of Justice for additional information or documents; (C) excluding information and materials which are subject to attorney client privilege or are otherwise deemed by the Purchaser to be materials which are not relevant for the Company's review, provide information to the other party which information would be considered reasonably necessary to accomplish any filings and, upon request, provide copies of any filings; and (D) promptly inform the other parties of any communication from a Governmental Entity with respect to the Merger or Transactions and, where practical, permit the other party to review in advance any proposed communication to a Governmental Entity;

                           (iii) prior to any meeting with any Governmental
Entity in respect of any filings, investigation or other inquiry, consult with the other parties and, to the extent permitted by such Governmental Entity, give the other parties the opportunity to attend and participate, in each case to the extent practicable;

                           (iv) to the extent that transfers, amendments or
modifications of permits or licenses granted by Government Entities (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, use all reasonable efforts to effect such transfers, amendments or modifications;

                           (v) not take any action after the date hereof that
would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing; and

                           (vi) subject to the limitations set forth in Section
5.5(c) hereof, use all reasonable efforts (and cooperate amongst themselves with respect thereto) to contest and resist any action by any third party or Governmental Entity, whether by legislative, administrative or judicial action,


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that challenges or seeks to prevent or prohibit the consummation of the Merger or any other Transaction. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require the Purchaser to commence any litigation against any entity in order to facilitate the consummation of any of the Transactions.

                  (c) Subject to the last sentence of Section 5.5(b)(vii), each of the parties shall use their reasonable efforts to (i) avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain or delay the Closing including defending through litigation a motion for preliminary injunction asserted in any court by any third party and (ii) take all steps necessary to avoid or eliminate any impediment under any antitrust, competition, or trade regulation law that may be asserted by any Governmental Entity with respect to the Merger or any other Transaction so as to enable the Closing to occur as soon as reasonably possible, including proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of the Company (or any of the Subsidiaries) or otherwise take or commit to take any actions that may be required in order to avoid the entry of, or to effect the dissolution of any injunction, temporary restraining order, or other order in any suit or proceeding which would otherwise have the effect of preventing or delaying the Closing.

                  (d) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.5 shall limit a party's right to terminate this Agreement pursuant to Section 7.1 so long as such party has up to then complied with its obligations under this Section 5.5.

                  Section 5.6 Financing. The Purchaser shall use all reasonable efforts to obtain debt and equity financing arrangements necessary for the consummation of the Merger (the "Financing Arrangements"). The Company shall fully cooperate with and assist the Purchaser in all reasonable respects in an effort to obtain the financing called for in the Financing Arrangements and shall take or cause to be taken all appropriate action in furtherance of such cooperation and assistance, including the preparation of any certificates or disclosure documents requested by the Purchaser in order to facilitate consummation of the financing. The obligations set forth in this Section 5.6 shall not be construed to benefit or confer any rights upon any person other than the parties hereto.

                  Section 5.7 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to the Purchaser and the Company. Thereafter, until the Effective Time, or the date the Transactions are terminated or abandoned pursuant to Article VII, neither the Company, the Purchaser nor any of their respective Affiliates shall issue or cause the publication of any press release or otherwise make any public announcement with respect to the Merger, this Agreement or the other Transactions without prior consultation with and review by the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market, in which case such party shall use its best efforts prior to any such publication or announcement to consult with, and afford the opportunity to review to, the other parties.

                  Section 5.8 Notification of Certain Matters. The Company shall give prompt notice to the Purchaser of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of the Company, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the Purchaser.


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                  Section 5.9 Employee Matters. The Purchaser agrees that during the period effective as of the Effective Time until December 31, 2001, the Surviving Company and its Subsidiaries and successors shall provide the Retained Employees with employee plans and programs which provide benefits that are no less favorable in the aggregate to those provided to such Retained Employees immediately prior to the date hereof. With respect to such benefits, service accrued by such Retained Employees during employment with the Company and its Subsidiaries prior to the Effective Time shall be recognized for all purposes, except to the extent necessary to prevent duplication of benefits. Effective January 1, 2002, or earlier at the Purchaser's election, the Purchaser shall provide to the Retained Employees employee benefits pursuant to employee benefit plans and programs maintained by the Purchaser providing coverage and benefits which are no less favorable than those provided to employees of the Purchaser in positions comparable to positions held by the Retained Employees.

                  Section 5.10 State Takeover Laws. If any state takeover statute becomes or is deemed to become applicable to the Agreement, the Merger or any other Transactions, the Company shall use its best efforts to render such statute inapplicable to all of the foregoing.

                  Section 5.11 Deposits by Purchaser. The Purchaser has previously deposited into an escrow account the amount of $250,000 and, upon the execution of this Agreement, the Purchaser shall deposit an additional $250,000 into such escrow account (collectively, the "Deposits"), which Deposits shall be disbursed upon termination of this Agreement in the manner set forth either in
Section 7.2(b) or 7.2(c) hereof.

                  Section 5.12 Affiliate Stockholder Agreements. Simultaneous with the execution hereof, certain stockholders of the Company listed in the Disclosure Schedule (collectively, the "Affiliate Stockholders") will execute and deliver to the Purchaser irrevocable proxies in substantially the form attached hereto as Exhibit C authorizing the Purchaser to vote all shares of Common Stock held by such stockholders in favor of the Merger. So long as the Voting Agreement attached hereto as Exhibit C has not been terminated, Purchaser agrees to vote all shares of Common Stock it or any of its affiliated stockholders owns and those of the Affiliate Stockholders it has the right to vote pursuant to the terms of the proxies executed and delivered by such stockholders in favor of the Merger.

                                   ARTICLE VI

                                   CONDITIONS

                  Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company or the Purchaser, as the case may be, to the extent permitted by applicable law:

                  (a) The Stockholder Approval shall have been obtained in accordance with the DGCL and the Company's Certificate of Incorporation and By-Laws.

                  (b) No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and no injunction, temporary restraining order, writ or order of any nature of a court of competent jurisdiction shall be in effect enjoining, restraining or otherwise precluding consummation of the Merger.


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                  (c) Any applicable waiting period applicable to consummation of the Merger under the HSR Act shall have expired or been terminated and no action by the Department of Justice or FTC challenging or seeking to enjoin the consummation of this transaction shall have been instituted and be pending.

                  (d) The Company shall have received the opinion of Janney Montgomery Scott LLC, dated as of the date of the Proxy Statement (the "Fairness Opinion"), to the effect that, as of such date, the Merger Consideration to be received by the holders of the Shares is fair to the holders of the Shares from a financial point of view and the Fairness Opinion shall not have been withdrawn, revoked or annulled or adversely modified in any material respect.

                  Section 6.2 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

                  (a) Each of the representations and warranties of the Purchaser set forth in this Agreement (without giving effect to any limitation as to "materiality", "material" or "Material Adverse Effect" set forth therein) shall be true and correct as of the date of this Agreement and (except those representations and warranties that address matters only as of a particular date which need be true and accurate as of such date) as of immediately before the Effective Time to the extent that the cumulative effect of all such failures to be so true and correct are not reasonably likely to have a material adverse effect on the Purchaser and its subsidiaries, taken as a whole and the Company shall have received a certificate of an executive officer of the Purchaser, dated as of the Closing Date, to such effect.

                  (b) The Company shall have received, at or prior to the Closing, certified resolutions duly adopted by the Board of Directors of the Purchaser approving the Merger, the execution and delivery of this Agreement and all other necessary corporate action to enable the Purchaser to comply with the terms of this Agreement.

                  (c) The Purchaser shall have performed and complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing and the Company shall have received a certificate of an executive officer of Purchaser, dated as of the Closing Date, to such effect.

                  Section 6.3 Conditions to the Obligations of the Purchaser to Effect the Merger. The obligations of the Purchaser to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Purchaser to the extent permitted by applicable law:

                  (a) Each of the representations and warranties of the Company set forth in this Agreement (without giving effect to any limitation as to "materiality", "material" or "Material Adverse Effect" set forth therein) shall be true and correct as of the date of this Agreement and (except those representations and warranties that address matters only as of a particular date which need be true and accurate as of such date) as of immediately before the Effective Time to the extent that the cumulative effect of all such failures to be so true and correct are not reasonably likely to have a Material Adverse Effect and the Purchaser shall have received a certificate of an executive officer of the Company, dated as of the Closing Date, to such effect.


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                  (b) The Company shall have performed and complied in all
material respects with all obligations, agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing and the Purchaser shall have received a certificate of an executive officer of the Company, dated as of the Closing Date, to such effect.

                  (c) The Purchaser shall have received, at or prior to the Closing, certified resolutions duly adopted by the Board of Directors of the Company approving the Merger, the execution and delivery of this Agreement and all other necessary corporate action to enable the Company to comply with the terms of this Agreement.

                  (d) There shall not have occurred any Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to have a Material Adverse Effect) since the end of the most recently completed fiscal year of the Company.

                  (e) All Governmental Approvals required in connection with consummation of the Transactions shall have been obtained, been filed or have occurred, other than Governmental Approvals the failure of which to obtain, make or occur, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect; provided, however, that a Governmental Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any Governmental Entity of any condition, requirement or restriction, or any other action directly or indirectly related to such grant taken by such Governmental Entity, that (i) imposes any limitations on the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or Affiliates) of any portion of their or the Company's businesses or assets, or seeks to compel the Purchaser to dispose of or hold separate any portion of the business or assets of the Company or the Purchaser and their respective Subsidiaries, or (ii) is reasonably likely to have a Material Adverse Effect or a material adverse effect on the Purchaser.

                  (f) The proceeds of the Financing Arrangements shall have been obtained by the Purchaser.

                  (g) The total number of Dissenting Shares shall not exceed 5% of the outstanding shares of Company Common Stock at the Effective Time.

                  (h) J.C. Penney shall have entered into or otherwise agreed to renew its contract with the Company for a period of at least five (5) years, and J.C. Penney shall have consented or agreed to consent to the Transactions in writing.

                  (i) Hudson's Bay shall have confirmed in writing its oral consent to the Merger for the purposes of its license agreement with the Company.


                                   ARTICLE VII

                                   TERMINATION

                  Section 7.1 Termination. The Transactions may be terminated or abandoned at any time prior to the Effective Time:


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                  (a) By the mutual written consent of the Purchaser and the
Company;

                  (b) By either of the Company or the Purchaser:

                           (i) if the Merger has not been consummated on or
prior to November 30, 2001; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose material breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before such date;

                           (ii) if the stockholders of the Company fail to
approve the Merger and adopt this Agreement at the Special Meeting (including any postponement or adjournment thereof); or

                           (iii) if any Governmental Entity shall have issued an
order, decree or ruling or taken any other action which temporarily, preliminarily or permanently restrains, enjoins or otherwise prohibits the Merger; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall have complied with its obligations under Section 5.5(a) hereof.

                  (c)      By the Company:

                           (i) in connection with entering into a definitive
agreement as permitted by Section 5.2(b) hereof, provided the Company has complied with all provisions thereof, including the notice provisions therein, and with the applicable requirements of Section 7.2(d) hereof, including the payment to the Purchaser of the Termination Fee;

                           (ii) if the Purchaser shall have breached in any
material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice by the Company to the Purchaser;

                           or

                  (d)      By the Purchaser:

                           (i) if, the Company's Board of Directors shall have
(x) failed to make, withdrawn, modified or changed in a manner adverse to the Purchaser its approval or recommendation of this Agreement or the Merger, (y) shall have made any recommendation with respect to an Acquisition Proposal other than a recommendation to reject such Acquisition Proposal or (z) shall have executed a letter of intent, agreement in principle or definitive agreement relating to an Acquisition Proposal with a Person other than the Purchaser or its Affiliates; or

                           (ii) if the Company shall have breached in any
material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice by the Purchaser to the Company.

                  Section 7.2  Effect of Termination.

                  (a) In the event of the termination of this Agreement by any party hereto pursuant to the terms of this Agreement, (i) written notice thereof shall forthwith be given to the other party or parties


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specifying the provision hereof pursuant to which such termination of the
Transactions is made, (ii) this Agreement shall be void and of no further force and effect, except that this Section 7.2 and Article IX hereof shall survive any termination of this Agreement, and (iii) there shall be no liability on the part of the Purchaser or the Company, except for breach of this Agreement prior to such termination and except as set forth in Section 7.2(c) below.

                  (b) Upon the termination of this Agreement, the Deposits (as defined in Section 5.11) shall be paid to the Purchaser; provided, however, that the Deposits shall be paid to the Company if and only if:

                           (i) this Agreement is terminated (A) by the Company
pursuant to the terms of Section 7.1(c)(ii) hereof, or (B) by either the Company or the Purchaser after the date specified in Section 7.1(b)(i) solely as a result of the failure of the Purchaser to satisfy the condition to Closing set forth in Section 6.3(g) above (and not the failure of the satisfaction of any other condition to Closing); and

                           (ii) at the time of such termination, the Purchaser
is not then otherwise entitled to terminate this Agreement pursuant to the provisions of Section 7.1(d) hereof.

                  (c)      If:

                           (i) either the Company or the Purchaser terminates
this Agreement pursuant to Section 7.1(b)(i) or Section 7.1(b)(ii) hereof and prior to such termination (x) there shall have been publicly announced another Acquisition Proposal or (y) any Person other than the Purchaser or any of their Affiliates shall have acquired at least fifteen percent (15%) of the outstanding Shares and, in any such case, any Acquisition Proposal shall be consummated within twelve (12) months of such termination (provided that for purposes of this Section 7.2(b)(i) hereof the term "Acquisition Proposal" shall have the meaning assigned to such term in the definition contained in Appendix A hereof except that the references to "15%" in such definition shall be deemed to be references to "35%");

                           (ii) the Company terminates this Agreement pursuant
to Section 7.1(c)(i) hereof; or

                           (iii) the Purchaser terminates this Agreement
pursuant to Section 7.1(d)(i) hereof;

then the Company shall pay to the Purchaser an amount equal to the Termination Fee. The Termination Fee shall be paid in same day funds (x) no later then the date of such termination, in the case of clauses (ii) and (iii) immediately above and (y) no later than the date on which the Acquisition Proposal referred to in clause (i) immediately above is consummated, in the case of clause (i) immediately above. In the event that the Company fails promptly to pay the amount due pursuant to this Section 7.2(c), and, in order to obtain such payment, the Purchaser commences a suit which results in a judgment against the Company, the Company shall pay to the Purchaser its costs and expenses (including attorneys' fees, costs and expenses) in connection with such suit, together with interest, compounded annually, on the amount of the Termination Fee at the prime rate of Citibank, N.A., or its successor, in effect on the date such payment was required to be made.


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                                  ARTICLE VIII

                             RULES OF INTERPRETATION

                  Section 8.1  Rules of Interpretation.

                  (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

                  (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                  (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

                  (d) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

                  (f) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                  (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 Fees and Expenses. (a) Except as set forth in
Section 7.2, all costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses.

                  Section 9.2 Amendment and Modification. Subject to applicable law and Section 1.3, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective boards of directors, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.


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                  Section 9.3 Notices. All notices and other communications
hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                  (a)      if to the Purchaser, to:

                           NOROB Group, Inc.
                           P.O. Box 1440
                           Cherry Hill, NJ  08034-0058
                           Attention:  George E. Norcross, III
                           Telephone No.:  (856) 424-4265
                           Telecopy No.:    (856) 424-4713

                           with a copy to:

                           Ballard Spahr Andrews & Ingersoll, LLP
                           1735 Market Street
                           51st Floor
                           Philadelphia, PA 19103
                           Attention:  Gerald J. Guarcini, Esq.
                           Telephone No.:  (215) 864-8625
                           Telecopy No.:  (215) 864-8999

                           if to the Company, to:

                           U.S. Vision, Inc.
                           1 Harmon Drive
                           Glen Oaks Industrial Park
                           Glendora, New Jersey 08029
                           Attention:  William A. Schwartz, Jr.
                           Telephone No.:  (856) 228-1000
                           Telecopy No.:    (856) 232-1848


                           with a copy to:

                           Sayles, Lidji & Werbner
                           4400 Renaissance Tower
                           1201 Elm Street
                           Dallas, Texas 75270
                           Attention:  Brian M. Lidji, Esq.
                           Telephone No.:  (214) 939-8700
                           Telecopy No.:  (214) 939-8787

                  Section 9.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party.


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                  Section 9.5 Entire Agreement; No Third Party Beneficiaries.
This Agreement, (including the documents and the instruments referred to herein): constitutes the entire agreement and supersedes all prior agreements, understandings representations and warranties, both written and oral, among the parties with respect to the subject matter hereof, including without limitation those certain letter agreements among the Company, an affiliate of the Purchaser and certain of the Stockholders of the Company dated December 27, 2000 and May 4, 2001, respectively.

                  Section 9.6 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  Section 9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  Section 9.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

                  Section 9.9 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso to Section 9.2, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  Section 9.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Purchaser may assign, in its


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sole discretion, any or all of its rights, interests and obligations hereunder to any company or entity which is at least 90% owned by the Purchaser, directly or indirectly, but no such assignment shall release or discharge NOROB Group, Inc. from any liabilities or obligations under this Agreement it may have as the original Purchaser. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


                            [Signature Page Follows]


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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                      NOROB GROUP, INC.


                                      By:       /s/
                                               -------------------------------
                                      Name:    George E. Norcross III
                                      Title:   President


                                      U.S. VISION, INC.


                                      By:       /s/
                                               -------------------------------
                                      Name:    William A. Schwartz, Jr.
                                      Title:   President


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                                   APPENDIX A


                                   DEFINITIONS

                  For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

                  "Acquisition Proposal" shall mean any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                  "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

                  "Affiliate Stockholder" shall have the meaning set forth in
Section 5.12 of the Agreement.

                  "Associate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

                  "Balance Sheet" shall mean the balance sheet of the Company and its consolidated subsidiaries included in the Company's Form 10-K filed for the period ended January 31, 2001.

                  "Balance Sheet Date" shall mean the date of the Balance Sheet.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in New York City, New York are authorized or required by law or executive order to remain closed.

                  "Closing Date" shall mean the closing date referred to in
Section 1.3 of the Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Company Agreement" shall mean any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which any of them or any of their properties or assets may be bound.

                  "Company Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

                  "Company Intellectual Property" shall mean all Intellectual Property that is currently used in the business of the Company or any Subsidiary or that is necessary to conduct the business of the Company and its Subsidiaries as presently conducted or as currently proposed to be conducted.

                  "Company SEC Documents" shall mean each form, report, schedule, statement and other document required to be filed by the Company since January 31, 1998, under the Exchange Act or the


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Securities Act, including any amendment to such document, whether or not such amendment is required to be so filed, including any such as are filed after the date of the Agreement.

                  "Company's knowledge" or "best knowledge of the Company" shall mean the knowledge of the directors and officers of the Company after reasonable inquiry.

                  "Converted Shares" shall mean the shares of Purchaser Common Stock owned of record and beneficially by the stockholders of the Purchaser.

                  "Department of Justice " shall mean the Antitrust Division of the U.S. Department of Justice.

                  "Disclosure Schedule" shall mean the disclosure schedule prepared and signed by the Company and attached to the Agreement as Exhibit B.

                  "Dissenting Shares" shall mean any Shares as to which the holder thereof has demanded payment with respect to the Merger and perfected his or her entitlement to dissenters' rights in accordance with the applicable provisions of the DGCL and as of the Effective Time has neither effectively withdrawn nor lost (through failure to perfect or otherwise) his right to such appraisal.

                  "Effective Time" shall mean the date on which the Certificate of Merger referred to in Section 1.2 is duly filed with the Secretary of State of the State of Delaware or such other time as is agreed upon by the parties and specified in such Certificate of Merger.

                  "Environmental Claim" shall mean any claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to
(i) the presence, or release into the environment, of any Hazardous Material at any location owned or operated by the Company or any Company Subsidiary, now or in the past, or (ii) any violation, or alleged violation, of any Environmental Law.

                  "Environmental Law" shall mean each federal, state, local and foreign law and regulation pertaining to: (i) the protection of health, safety and the indoor or outdoor environment; (ii) the conservation, management or use of natural resources and wildlife; (iii) the protection or use of surface water and ground water; (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material; or (v) pollution (including any release to air, land, surface water and ground water); and includes, without limitation, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder and the Solid Waste Disposal Act, as amended, 42 U.S.C. Section 6901 et seq.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder.


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                  "Fairness Opinion" shall have the meaning set forth in Section
3.23 of the Agreement.

                  "Financial Statements" shall mean the financial statements of the Company included in the Company SEC Documents.

                  "Financing Arrangements" shall have the meaning set forth in
Section 5.6 of the Agreement.

                  "FTC" shall mean the U.S. Federal Trade Commission.

                  "GAAP" shall mean United States generally accepted accounting principles consistently applied.

                  "Governmental Approvals" shall mean any consents, approvals, permits, authorizations, confirmations and actions of, filings or registrations with or notices to any Governmental Entity under any applicable laws, statutes, rules, regulations, orders, decrees, administrative or judicial directives.

                  "Governmental Entity" shall mean any U.S. or foreign federal, state or local court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency or non-governmental self-regulatory agency, authority or commission.

                  "Hazardous Material" will mean any substance, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), and any hazardous or toxic waste, material or substance regulated under any Environmental Law.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Intellectual Property" shall mean any and all (a) trademarks, service marks, trade names, URLs and Internet domain names together with all goodwill, registrations and applications related to the foregoing, (b) patents and industrial design registrations or applications (including any continuations, divisionals, continuations in part, renewals, reissues and applications for any of the foregoing), (c) copyrights (including any registrations and applications therefor) and databases, and (d) technology, inventions, know-how, trade secrets and other confidential information.

                  "Leases" shall have the meaning set forth in Section 3.14 of the Agreement.

                  "Liens" shall mean liens, mortgages, security interests, pledges, options, charges, claims or encumbrances of any kind (including any agreement to give any of the foregoing).

                  "Material Agreement" shall mean any agreement that would be required to be disclosed on the Disclosure Schedule in connection with the representations set forth in Section 3.20 of the Agreement.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, operations (including income statement), prospects, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries taken as a whole.


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                  "Merger" shall mean the merger of Purchaser into the Company referred to in Section 1.1.

                  "Net Amount" shall have the meaning ascribed to such term in
Section 2.3 of the Agreement.

                  "Options" shall mean the options to purchase Shares which have been granted by the Company or a Subsidiary (or its predecessor in interest) pursuant to a Company Stock Option Plan.

                  "Paying Agent" shall mean the bank or trust company designated by the Purchaser to act as agent for the holders of the Shares pursuant to
Section 2.4(a).

                  "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  "Plan" shall mean a plan, program, agreement, arrangement or program required to be included in the Disclosure Schedule pursuant to Section 3.12(a).

                  "Proxy Statement" shall mean the proxy statement, letter to stockholders, notice of meeting, and form of proxy to be filed by the Company with the SEC pursuant to Section 5.3(a), together with all amendments and supplements thereto and including the exhibits thereto.

                  "Purchaser Common Stock" shall mean the Common Stock, par value $.001 per share, of the Purchaser.

                  "Retained Employees" shall mean those persons who were employees of the Company or any Company Subsidiary immediately following the Effective Time.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the applicable rules and regulations thereunder.

                  "Stockholder Approval" shall mean the stockholder approval required in respect of the Merger referred to in Section 3.6.

                  "Shares" shall mean shares of common stock, par value $.01, issued by the Company other than the Treasury Shares, the Converted Shares and the Dissenting Shares, if any.

                  "Significant Subsidiary" shall mean any Company Subsidiary which is a "significant subsidiary" within the meaning of Rule 1.02-(w) of Regulation S-X promulgated under the Exchange Act, reading such Rule as if the words "10 percent" were replaced in each instance by the words "5 percent".

                  "Special Meeting" shall mean the special meeting referred to in 5.3 of the Agreement.

                  "Subsidiary" or "Subsidiaries" shall mean, with respect to the Company, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by the Company or by any one or more of its Subsidiaries, or by


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the Company and one or more of its Subsidiaries or (b) the Company or any other
Subsidiary of the Company is a general partner (excluding any such partnership where the Company or any Subsidiary of the Company does not have a majority of the voting interest in such partnership).

                  "Superior Proposal" shall mean any proposal by a third party to acquire, directly or indirectly, including pursuant to a tender offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than fifty (50%) percent of the combined voting power of the Shares then outstanding or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, which satisfies both subsection (x) and subsection (y) of Section 5.2(a).

                  "Surviving Company Common Stock" shall mean the common stock, par value $.01 per share, of the Surviving Company.

                  "Tax" or "Taxes" shall mean any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

                  "Tax Return" shall mean any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  "Termination Fee" shall mean the sum of $1,500,000 in U.S. Dollars plus expenses incurred by the Purchaser in connection with the Transactions.

                  "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

                  "Transactions" shall mean the transactions provided for or contemplated by this Agreement.

                  "Treasury Shares" shall mean Company Common Stock held in treasury by the Company.

                  "Undertakings" shall mean undertakings not requiring the expenditure of a material amount of money to any Governmental Entity in connection with obtaining requisite regulatory approvals, including undertakings to make divestitures or, pending any determination of whether such divestitures shall be required, to enter into hold separate arrangements (including pursuant to arrangements which restrict, limit or prohibit access to any Company Subsidiaries subject to such arrangements, or the voting of shares of capital stock of any such Company Subsidiaries), provided, in any case, that such hold separate arrangements divestitures need not themselves be effective or made until immediately after actual consummation of the Transactions.

                  "Voting Debt" shall mean indebtedness having general voting rights and debt convertible into securities having such rights.

                  "Warrants" shall mean any warrants to purchase Shares which have been granted by the Company or a Subsidiary (or its predecessor in interest).


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                  "Wholly-Owned Company Subsidiary" shall mean a Subsidiary that is directly or indirectly wholly-owned by the Company.


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                                    EXHIBIT A


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION


                  U.S. Vision, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that this Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware as follows:

                  1. The Corporation's Certificate of Incorporation was initially filed with the Office of the Secretary of State of the State of Delaware on July 12, 1995, and the Corporation's Restated Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on the September 12, 1997.

                  2. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the Board of Directors on _____________, 2001, and by written consent of the stockholders of the Corporation on _______________, 2001, pursuant to Sections 141(f) and 228 of the Delaware General Corporation Law.

                  3. This Amended and Restated Certificate of Incorporation restates, integrates and further amends the Restated Certificate of Incorporation of the Corporation.

                  4. The text of the Certificate of Incorporation, as amended, is hereby amended and restated in its entirety to read as follows:

                  FIRST: The name of the Corporation is U.S. Vision, Inc. (the "Corporation").

                  SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, the City of Wilmington, County of New Castle 19801. The name of the Corporation's registered agent at such address is Corporation Trust Company.

                  THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is Eleven Million (11,000,000) shares in the aggregate, which shall be divided into two classes as follows: (a) Ten Million (10,000,000) shares of Common Stock, one cent ($0.01) par value per share, and (b) One Million (1,000,000) shares of Preferred Stock, one cent ($0.01) par value per share.

                  Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation or in any designation of any series of Preferred Stock pursuant to a resolution of the Board of Directors, each share of Common Stock shall be entitled to one vote and the holders of the Common Stock shall exclusively possess all voting power, shall be entitled to participate equally and on the same basis as to any dividends if, as and when declared by the Board of


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Directors and as to the distributions in the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary.

                  The Board of Directors is expressly authorized from time to time to designate one or more series of the Preferred Stock, to issue the Preferred Stock as Preferred Stock of any such series, and in connection with the designation of each such series to fix by resolution or resolutions providing for the issue of shares thereof the voting and other powers, if any, and the designations, preferences and relative, participating, optional or other special rights, and the qualification, limitations, or restrictions thereof to the fullest extent now or hereafter permitted by the laws of the State of Delaware. All series of Preferred Stock shall rank equally and be identical in all respects except as set forth in the resolutions of the Board of Directors of the Corporation providing for the issue of such Preferred Stock.

                  FIFTH: The board of directors ("Board of Directors") is authorized to make, alter or repeal the by-laws of the Corporation.

                  SIXTH: The number of directors shall be fixed in accordance with the provisions of the by-laws of the Corporation. Elections of Directors need not be by written ballot except and to the extent provided otherwise in the by-laws of the Corporation. Cumulative voting for the election of Directors shall not be permitted.

                  SEVENTH: No stockholder of the Corporation shall, by reason of such person's holding stock of any class, have any preemptive or preferential right to purchase or subscribe to any stock of any class of this Corporation, now or hereafter to be authorized, nor for any of its notes, debentures, bonds or other securities, whether or not the issuance of such stock, or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion, may grant to the stockholders to purchase such additional securities; and the Board of Directors may issue treasury shares of any class of the Corporation, or any note, debentures, bonds or other securities convertible into or of any class without offering the same in whole or in part to existing stockholders of any class.

                  EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of the directors of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation at the time of such repeal or modification.

Execution Copy


                  NINTH:

                  A. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Paragraph B hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article NINTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article NINTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  B. If a claim under Paragraph A of this Article NINTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General

Execution Copy


Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  D. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  TENTH:  The Corporation is to have perpetual existence.

                  ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Execution Copy


                  IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this ___ day of ____________, 2001.


                                       U.S. VISION, INC.


                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:   President and CEO


ATTEST:


By:
         ---------------------
         Name:
         Title: Secretary

                                    EXHIBIT B



                               DISCLOSURE SCHEDULE
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                                NOROB GROUP, INC.
                                       AND
                                U.S. VISION, INC.

To supplement the following sections of the Agreement of which this Disclosure
Schedule is a part, the Company hereby makes the following disclosures:


SCHEDULE 3.2 - CAPITALIZATION

In addition to the 1,700,520 shares reserved for issuance to employees of the Company for outstanding stock options under the terms of the Company's Stock Option Plan, there are currently outstanding warrants to acquire 97,500 shares of the Company's common stock which were issued to certain eligible directors of the Company pursuant to the terms of the Company's 2000 Director Compensation Plan. In addition, G. Kenneth Macrae received warrant to acquire 8,000 shares of the Company's common stock as payment in full for certain consulting services rendered by Mr. Macrae to the Company.


SCHEDULE 3.3 - SUBSIDIARIES

U.S. Vision Holdings, Inc. U.S. Vision Holdings, Inc., a Delaware corporation, is a wholly-owned subsidiary of the Company. The authorized capital stock of U.S. Vision Holdings, Inc. consists of 1,000 shares in the aggregate, of which 1,000 shares are issued and outstanding.

USV Optical, Inc. USV Optical, Inc., a Texas corporation, is a wholly-owned subsidiary of U.S. Vision Holdings, Inc. The authorized capital stock of USV Optical, Inc. consists of 1,000 shares in the aggregate, of which 1,000 shares are issued and outstanding. USV Optical, Inc. is qualified to do business as a foreign corporation in Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, South Carolina, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, and Wyoming, as well as the Canadian provinces of Alberta, British Colombia, Ontario and Saskatchewan.

Styl-Rite Optical Mfg. Co., Inc. Styl-Rite Optical Mfg. Co., Inc., a Florida corporation, is a wholly-owned subsidiary of USV Optical, Inc. The authorized capital stock of Styl-Rite Optical Mfg. Co., Inc. consists of 100 shares in the aggregate, of which 100 shares are issued and

Execution Copy


outstanding. Styl-Rite Optical Mfg. Co., Inc. is qualified to do business as a foreign corporation in New Jersey.

9072-8411 Quebec, Inc (Optik Pro Baie 2000). 9072-8411 Quebec, Inc. (Optik Pro Baie 2000), a Quebec enterprise, is a wholly-owned subsidiary of USV Optical, Inc. The authorized capital stock of 9072-8411 Quebec, Inc. (Optik Pro Baie
2000) consists of an unlimited number of shares of Class A and Class B common stock, as well as an unlimited number of shares of Classes C, D, E, F, G, H and I preferred stock, of which 100 shares of Class A common stock are issued and outstanding.

Health Eye Care Statistics, Inc. Health Eye Care Statistics, Inc., an Ontario corporation, is a wholly-owned subsidiary of USV Optical, Inc. The authorized capital stock of Health Eye Care Statistics, Inc. consists of an unlimited number of shares of common stock, Class A stock, Class B stock, and Class C non-voting stock, of which 100 shares of common stock are issued and outstanding.

SCHEDULE 3.7 - CONSENTS AND APPROVALS

Amended and Restated Loan Agreement with Commerce Bank, N.A dated July 31, 1998; JCPenney Licensed Department Agreement dated February 1, 1995; Lease Agreement with Hudson's Bay Company; and As to the following agreements, some may require consent for this Transaction:

         License Agreements with each of the Company's host stores other than Sears, JCPenney and Hudson's Bay; and Lease Agreements covering each of the Company's freestanding retail outlets.

SCHEDULE 3.12 - EMPLOYEE BENEFIT PLANS

1. Styl-Rite Optical Mfg. Co., Inc. contributes to a defined contribution plan pursuant to the terms of that certain Agreement dated March 1, 1997, by and between Styl-Rite Optical Mfg. Co., Inc. and United Optical Workers Union, Local 408, I'VE, AFL-CIO. This obligation represents SRO's withdrawal liability only and SRO is not currently a member of this plan.

2.       The Company's 401(k) Profit Sharing Plan.

3.       The Company's Stock Option Plan, as amended.

4. Employment Agreement by and between the Company and William A. Schwartz, Jr. Under the terms of this agreement, Mr. Schwartz is entitled to salary continuation for the balance of the term of his employment agreement, but not less than one year, if his employment is terminated by the Company other than for cause or if he resigns for good reason under the terms of the agreement. Further, if all or substantially all of the assets of the Company are sold, or a merger or sale of all or substantially all of the stock of the Company occurs while Mr. Schwartz is employed by the Company, he is entitled to a bonus payment in the amount of $750,000.

Execution Copy


5. Salary Continuation Agreements by and between the Company and each of Gayle E. Schmidt, George T. Gorman, and George E. McHenry, Jr. Under the terms of each such agreement, the executive is entitled to salary continuation for one year if the executive's employment is terminated by the Company other than for cause, or of the executive resigns with good reason under the terms of the agreement.

6.       The Company's Group Life & Health Insurance Plan.

7.       The Company's Cafeteria Plan.

8.       The Company's Dental Plan.

SCHEDULE 3.13(b) - TAX MATTERS; GOVERNMENT BENEFITS

The Company and its Subsidiaries are from time to time subject to an audit or informal informational request from one of the state taxing authorities in which the Company or one of its subsidiaries is qualified to do business. To its knowledge, however, the Company does not believe that any pending or threatened audit or informational request would cause a Material Adverse Effect.

SCHEDULE 3.13(k) - TAX BASIS IN ASSETS AND CARRYOVERS

         (i) Federal Income Tax Basis of the Company and its Subsidiaries in its Assets:

                             (dollars in thousands)

                                                      GAAP      TAX
                                                      ----      ---
         Current assets:
                  Cash                               $   240  $   240
                  Accounts Receivable                 10,879   10,826
                  Inventory                           20,954   18,315
                  Prepaid expenses and other           1,130    1,130
                                                     -------  -------
         Total current assets                         33,203   30,511
         Property, plant, and equipment, net          40,524   35,472
         Goodwill, net of accumulated amortization     6,356    1,428
         Other                                           995    1,038
                                                     -------  -------
         Total assets                                $81,078  $68,449
                                                     -------  -------

         (ii)     Carryovers for Federal Income Tax Purposes:

         As of January 31, 2001, the Company had a net operating loss carryover of approximately $14,100,000, which will begin to expire in 2006. Prior to the consummation of the Merger, approximately $5,900,000 of that loss carryover is

Execution Copy


         available to offset future taxable income without limitations and approximately $8,200,000 of that loss carryover is limited due to prior ownership changes.

SCHEDULE 3.14 - TITLE TO PROPERTIES; ENCUMBRANCES

The property located at 1 (administration building) and 10 (manufacturing building) Harmon Drive, Glendora, New Jersey are subject to certain liens in favor of the Delaware River Port Authority. The property located at 5 (distribution building) Harmon Drive is subject to certain liens in favor of Commerce Bank, N.A.

SCHEDULE 3.15 - ENVIRONMENTAL LAWS

None.

SCHEDULE 3.22 - FEE PAYABLE TO JANNEY MONTGOMERY SCOTT LLC

Approximately 1.5% of the aggregate consideration, or $365,307, plus all out-of-pocket expenses, less $100,000 retainer previously paid by the Company.

SCHEDULE 5.1 - INTERIM OPERATIONS OF THE COMPANY

None.

SCHEDULE 5.12 - AFFILIATE STOCKHOLDERS

Grotech Partners IV, L.P.;
Grotech Partners III, L.P.;
Grotech III Companion Fund, L.P.;
Grotech III Pennsylvania Fund, L.P.;
Grotech Capital Group, Inc.;
Grotech Capital Group IV, LLC;
Stolberg Partners, L.P.;
Constitution Partners I, L.P.;
M&M General Partnership;
RKM Investment Company;
Richard K. McDonald;
William A. Schwartz, Jr.;
Peter M. Troup; and
G. Kenneth Macrae

                                    EXHIBIT C

                            FORM OF VOTING AGREEMENT
                              AND IRREVOCABLE PROXY


         This Voting Agreement (this "Agreement") is dated as of July __, 2001, between NOROB Group, Inc., a Delaware corporation ("Buyer"), and
____________________, a stockholder (the "Stockholder") of U.S. Vision, Inc., a Delaware corporation ("USVI").

                                    RECITALS

         WHEREAS, the Buyer and USVI are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which the Buyer shall merge with and into USVI (as set forth in the Merger Agreement) and each share of Common Stock of USVI outstanding immediately prior to the effective time of the Merger (as defined below) (other than Treasury Shares and Dissenting Shares, as defined in the Merger Agreement) shall automatically be converted into the right to receive $4.25, payable in cash ; and

         WHEREAS, the Stockholder is a significant stockholder of USVI; and

         WHEREAS, the terms of Section 5.12 of the Merger Agreement require the execution and delivery of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

         1. Voting Proxy.

                  (a) At each meeting of USVI's stockholders convened to consider and vote upon the adoption of the Merger Agreement and the merger contemplated thereby (the "Merger"), the Stockholder shall vote all shares of Common Stock of USVI owned of record by the Stockholder at the record date for the vote (including, except for any shares for which the Stockholder's sole voting power results from the Stockholder's having been named as proxy pursuant to the proxy solicitation conducted by USVI in connection with the meeting, any shares of USVI Common Stock over which the Stockholder has voting power, by contract or otherwise) in favor of the approval and adoption of the Merger Agreement and the Merger.

                  (b) Concurrently herewith, the Stockholder has executed and delivered to Buyer an irrevocable proxy in the form of Annex A.

         2. No Solicitation.

                  (a) The Stockholder may not, directly or indirectly:

                           (i) take any action to seek, initiate, or solicit any offer from any person, entity, or group regarding an Acquisition Proposal (as defined in the Merger Agreement); or

Execution Copy


                           (ii) engage in negotiations or discussions concerning, or provide any non-public information in response to, an Acquisition Proposal.

                  (b) The Stockholder shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal.

         3. No Transfer. The Stockholder may not sell, pledge, assign, or otherwise transfer, or authorize, propose, or agree to the sale, pledge, assignment, or other transfer of, any of the Stockholder's shares of USVI Common Stock.

         4. Reasonable Efforts; Additional Agreements. Subject to the terms of this Agreement and the Merger Agreement, the Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper, or advisable in accordance with applicable law to consummate the transactions contemplated by this Agreement and the Merger Agreement. If any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or the Merger Agreement, the Stockholder shall take that action.

         5. Representations and Warranties. The Stockholder represents and warrants to Buyer as follows:

                  (a) Authority. The Stockholder has the requisite power and authority to enter into this Agreement, to perform the Stockholder's obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes the Stockholder's legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

                  (b) Title; Authority to Vote Shares. The Stockholder owns of record and has voting power over the number of shares of USVI Common Stock as set forth with respect to the Stockholder in the stock transfer books of USVI; such shares of USVI Common Stock are held by the Stockholder free and clear of all liens, charges, pledges, restrictions, and encumbrances (other than those created by this Agreement).

                  (c) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, nor compliance with any of the provisions hereof by the Stockholder, will violate, conflict with, or result in a breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien upon any of the properties or assets of the Stockholder under, any agreement or instrument to which the Stockholder is a party or any statute, rule, regulation, judgment, order, decree, or other legal requirement applicable to the Stockholder.

                  (d) Litigation. There is no claim, action, proceeding, or investigation pending or, to the best knowledge of the Stockholder, threatened against or relating to the Stockholder before any court or governmental or regulatory authority or body (including the National Association of Securities Dealers, Inc.), and the Stockholder is not subject to any outstanding order, writ, injunction, or decree that, if determined adversely, would prohibit the Stockholder from performing the Stockholder's obligations hereunder.

Execution Copy


         7. Termination. This Agreement may be terminated at any time before the Effective Time (as defined in the Merger Agreement) by any party upon termination of the Merger Agreement pursuant to Article VII thereof. In the event of a termination of this Agreement pursuant to this Section 7, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party; provided, however, that nothing herein shall release any party from any liability for any breach of this Agreement. If this Agreement is terminated, the proxy of the Stockholder delivered under
Section 1(b) shall also terminate and be of no further force or effect, and Buyer shall promptly return the proxy to the Stockholder.

         8. Miscellaneous.

                  (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in person or by messenger, cable, telegram, facsimile transmission, or by a reputable overnight delivery service that provides for evidence or receipt, to the parties as follows (or at such other address as a party may specify by like notice);

                  If to the Stockholder:

                                       -----------------------
                                       -----------------------
                                       -----------------------
                                       Telephone No.: __________
                                       Telecopy No.: ___________
                                       with a copy to:

                                       Sayles, Lidji & Werbner
                                       4400 Renaissance Tower
                                       1201 Elm Street
                                       Dallas, Texas 75270
                                       Attention:  Brian M. Lidji, Esquire
                                       Telephone No.: (214) 939-8700
                                       Telecopy No.: (214) 939-8787

                  If to the Buyer:

                                       NOROB Group, Inc.
                                       P.O. Box 1440
                                       Cherry Hill, NJ 08034-0058
                                       Attention:  George E. Norcross, III
                                       Telephone No.: (856) 424-4265
                                       Telecopy No.: (856) 424-4713

                                       with a copy to:

                                       Ballard Spahr Andrews & Ingersoll, LLP
                                       1735 Market Street
                                       51st Floor
                                       Philadelphia, PA 19103
                                       Attention:  Gerald J. Guarcini, Esquire
                                       Telephone No.: (215) 864-8625
                                       Telecopy No.: (215) 864-8999

Execution Copy


                  (b) Interpretation. The headings contained in this Agreement are for reference purposes only and do not affect the interpretation of this Agreement.

                  (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered the same agreement.

                  (d) Entire Agreement. This Agreement (including the documents and instruments referred to herein) and the Merger Agreement constitute the entire agreement and supersede all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.

                  (f) Governing Law. This Agreement shall be governed by Delaware law, without regard to the principles of conflicts of law.

                  (g) Assignment. Neither this Agreement nor any of the rights, interest, or obligations hereunder may be assigned by any party, whether by operation of law or otherwise, without the express written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors, heirs, legal representatives, and permitted assigns. The representations, agreements and obligations of the Stockholder contained herein shall survive the death or incapacity of the Stockholder and shall be binding upon the heirs, personal representatives, successors, and assigns of the Stockholder.

                  (h) Remedies. In addition to all other remedies available, the parties agree that, in the event of a breach by a party of an of its obligations hereunder, the non-breaching party shall be entitled to specific performance or injunctive relief.

                  (i) Defined Terms. All capitalized terms used but not defined herein have the meanings given them in the Merger Agreement.

                  IN WITNESS WHEREOF, each of the parties have signed this Agreement as of the date first above written.


                                       [STOCKHOLDER]


                                       By:
                                           ----------------------------
                                           Name:
                                           Title:



                                       NOROB GROUP, INC.


                                       By:
                                           ----------------------------
                                           Name:
                                           Title:

                                     ANNEX A

                                IRREVOCABLE PROXY


         The undersigned, revoking any proxy heretofore given, hereby constitutes and appoints George E. Norcross, III and Philip A. Norcross, Esquire, and each of them, the true and lawful attorney, with full power of substitution, for and in the name of the undersigned to vote any and all shares of Common Stock of U.S. Vision, Inc., a Delaware corporation (the "Company"), or other shares of capital stock of the Company entitled to vote on the business to be transacted: (1) registered in the name of the undersigned at the record date for such vote; or (2) except as set forth below, over which the undersigned has voting power by power of attorney or other contractual arrangements with the owner of record, at any meeting of the stockholders of the Company, and at all adjournments thereof, and pursuant to any consent of the stockholders in lieu of a meeting or otherwise.

         This Proxy is given only with respect to the approval of, and any other matters related to or in connection with: (a) the merger and other transactions contemplated by the Agreement and Plan of Merger between NOROB Group, Inc., a Delaware corporation ("Buyer") and the Company dated as of July ___, 2001 (the "Merger Agreement"). This Proxy is given to induce Buyer to enter into the Merger Agreement, is coupled with an interest, and is irrevocable.

         Notwithstanding clause (2) of the first paragraph above, this Proxy shall not include any shares of capital stock of the Company that are not subject to clause (1) of the first paragraph above for which the undersigned's only voting power results from him having been named as proxy pursuant to the proxy solicitation conducted by the Company's Board of Directors in connection with a special or annual meeting of the stockholders of the Company to be held to consider the Merger Agreement and over which the undersigned does not otherwise have voting power with respect thereto.

         The undersigned hereby ratifies and confirms all that the proxies named herein may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this ___ day of July, 2001.


WITNESS:                                              [STOCKHOLDER]


By:                                          By:
         -------------------------                    -------------------------
         Name:                                        Name:
         Title:                                       Title:


                                     - 1 -